Exhibit 3.1

Certificate of Amalgamation Loi canadienne sur les sociétés par actions Canada Business Corporations Act Certificat de fusion Triple Flag Precious Metals Corp. 1172790-7 Corporate name / Dénomination sociale Corporation number / Numéro de société Raymond Edwards Date of Amalgamation (YYYY-MM-DD) Date de fusion (AAAA-MM-JJ) Director / Directeur 2019-11-08 JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints. I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

corporatibns Canada Innovation, Sciences et D6veloppement 6conomique Gariada CorpGctioris Carladd I * t F,fi".3#,?h??'5f"rt?il1 canada Canada Busrness Gorporations AcI(CBCA) FORM 9 ,ARTICLES OF AMALGAMATION (Section 188) 1 - Gorporate name of the amalgarnaled corporation TLiple Flag precious Me s Corp rIQ The 2 nce rovi lerri p OT tn th6 tory where. Canada istered reg office.is, d situate not e rh full (do ndiqate See Schedule I attached 3 The G maxlmum um n anq asses any of' ber sha'res. the ls ihat corporation authoriz€d lssue to 4 - Restiictions, [[ any,. on share transfers None 5 and Minimum maximum num of be directors ta ,fixed er numb (fo of indicate same the number in.both boxes) 3 Minimum number Maximirm None 6 . Restrictions; if any, on the business the corporaflon rTiay ci-rry on See Schedule fI attached. 7 - Other provislons; if any The ama s gamati has on been roved nt,to pp pursua that on ecti Or subs sectiirn the of whicti Act ts indicati: d follows: 183 - Long form: ..apptoved by speclal iesolution oi s hare holders. o '184(1) - Vortical shbrt-forni: approved by rasolutlon of dirEciors' \J 184(2',1 - HorjzontaI short-form: approved by reiolution of directors 9 - Declaration I hereby certifu that I am a or an authorized oflicer of following corporation: lhe iple Flag Pteci.ouS ,MeLaIsr Co::p. 11 675 I 0 Trip1e Elag Mining Finaace LLd 1-L.6L16 5 corporations Corporatii5n gr tg imprisonmenl fol a of the Noter term conViclion , a peraon is liable,to a fihe n6i to bolh bseclion conslitutes,an oFfence ahd,. cin surnma slx lseo-ISOE3rsos(?016/tiI Page 1 of 2 .Il+r oa